UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2018

MMA Capital Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell Street, Suite 600, Baltimore, Maryland	21224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Overview of the Hunt Transaction.

On January 8, 2018 (the “Effective Date”), MMA Capital Management, LLC (the “Company”) entered into a series of material definitive agreements with affiliates of the Hunt Companies, Inc. (collectively, “Hunt”), in which the Company sold certain business lines and assets to Hunt and converted to an externally managed business model by engaging Hunt to perform management services for the Company. The Company also agreed to issue, and Hunt agreed to acquire, 250,000 of the Company’s common shares in a private placement at an average purchase price of $33.50 per share.

With respect to the sale of business lines and assets, the Company sold to Hunt: (i) its low-income housing tax credit (“LIHTC”) business, (ii) its international asset and investment management business, (iii) the loan origination, servicing and management components of its renewable energy lending (“Energy Capital”) business, (iv) its bond servicing platform; and (v) certain miscellaneous investments (collectively, the “Disposed Assets” and the foregoing sale transaction is hereinafter referred to as the “Disposition”). The Disposition also included certain management, expense reimbursement and other contractual rights held by the Company with respect to its renewable energy, LIHTC and international investment funds and ventures. As consideration for the Disposition, Hunt agreed to pay the Company $57 million and to assume certain liabilities of the Company. The Company provided seller financing and received a $57 million note from Hunt FS Holdings II, LLC (the “Buyer”) that has a term of seven years, is prepayable at any time and bears interest at the rate of 5% per annum. The unpaid principal balance on the note will amortize in 20 equal quarterly payments of $2.85 million beginning on March 31, 2020. Additionally, the Company may also receive additional purchase price consideration for the Disposition based on the performance of the transferred LIHTC businesses.

The Company’s existing option to purchase the LIHTC business of Morrison Grove Management, LLC (“MGM”) was converted to a purchase agreement (the “MGM PSA”), pursuant to which the Company agreed to complete the purchase of MGM subject to certain conditions precedent. In addition, the Company signed an agreement to acquire from an affiliate of MGM certain assets pertaining to a specific LIHTC property (the “Woodside Agreement” and together with the MGM PSA, the “MGM Agreements”). Hunt has the right to elect to take assignment of the MGM Agreements and acquire the MGM LIHTC business directly from MGM.

As a result of the Disposition, as described in more detail below, the Company’s continuing operations will consist primarily of its: (i) investments in bonds and other debt obligations that finance affordable housing and infrastructure in the U.S.; (ii) equity investments in its renewable energy lending ventures; (iii) the $57 million note receivable from Hunt; (iv) derivative financial instruments that are used to hedge interest and foreign currency exchange risks of the Company; and (v) other assets and liabilities, including certain LIHTC assets and the Company’s subordinate debt.

As part of the transaction, the Company engaged Hunt to externally manage the Company’s continuing operations. All employees of the Company were hired by Hunt. In consideration for the external management services, the Company agreed to pay Hunt (i) a base management fee, which is payable quarterly in arrears and is calculated as a percentage of the Company’s GAAP common shareholders’ equity, with certain annual true-ups, and (ii) an incentive fee payable on 20% of the annual total return to common shareholders in excess of 7%. For the first and second quarters of 2018, the base management fee is fixed at $1 million per quarter, with the percentage of GAAP common shareholders’ equity calculation beginning with the third quarter of 2018. The Company also agreed to reimburse Hunt for certain allocable overhead costs. Please see, The Management Agreement section for additional information.

The agreements by and between the Company and Hunt include: (1) a Master Transaction Agreement, dated January 8, 2018, by and among the Company, certain of its affiliates, Buyer and Hunt Companies, Inc. (the “MTA”); (2) a Purchase Money Note, dated January 8, 2018 from Buyer to the Company (the “MTA Note”); (3) a Pledge and Security Agreement, dated January 8, 2018, by and between Buyer and the Company (the “Pledge Agreement”); and (4) a Management Agreement, dated January 8, 2018, by and between the Company and Hunt Investment Management, LLC (the “Management Agreement” and, together with the MTA, the MTA Note and the Pledge Agreement, collectively, the “Hunt Agreements”).

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The material terms of the Hunt Agreements are described below.

The Master Transaction Agreement

Pursuant to the MTA, on the Effective Date, the Company sold 100% of the equity interests in its indirect wholly-owned subsidiary MuniMae Holdings, LLC (“MuniMae”) to the Buyer, an indirect wholly-owned subsidiary of Hunt Companies, Inc. Prior to the Effective Date, the Company completed an internal reorganization, pursuant to which, as of the Effective Date, MuniMae owned all of the Disposed Assets, including the Company's LIHTC business, the international asset and investment management business and certain miscellaneous investments, and was the employer of all of the Company’s employees. As consideration for the acquisition of MuniMae, Buyer paid the Company $57 million in the form of the MTA Note and assumed certain liabilities, including all of the Company’s guarantees to investors in the LIHTC funds previously sponsored by the Company and the collateral accounts supporting the guarantees. The Company may receive additional purchase price consideration based on the performance of the transferred LIHTC businesses. The contingent purchase price is earned if the Buyer receives undiscounted cash flows in excess of 158% of the aggregate purchase price from LIHTC related investments included in the Disposed Assets during a ten-year period following the closing. If the Buyer reaches undiscounted cash flows in excess of 158% of the aggregate purchase price, the Company is also eligible to receive 30% of any excess cash flows from the LIHTC related investments. In addition, in connection with the transactions contemplated pursuant to the MTA, the Company conveyed to the Buyer certain management, expense reimbursement and other contractual rights held by the Company with respect to its renewable energy, LIHTC and international asset and investment management lines of business. As described above, the Company’s option to acquire the LIHTC business of MGM was converted concurrently into the MGM PSA, and the MTA provides Hunt with the right to take assignment of the MGM PSA after the closing of the Disposition without additional compensation (as described below). Pursuant to the MTA, Hunt is required to purchase in a private placement, and the Company is required to issue, 250,000 common shares of the Company at an average purchase price of $33.50 per share. Please refer to Item 3.02 below for additional information regarding this private placement.

In connection with the transactions contemplated by the MTA, the Company agreed to appoint an individual selected by Hunt as a non-voting observer to the Board of Directors (the “Board”) on the Effective Date and agreed to appoint an individual selected by Hunt as a Class II director of the Board upon completion of the share acquisition. Hunt selected, and the Board appointed, James C. (“Chris”) Hunt as Hunt’s non-voting observer to the Board. Hunt also has the right to nominate a second member to the Board if it acquires greater than 20% ownership of the issued and outstanding common shares of the Company. Please refer to Item 5.02 below for additional information regarding the new director.

The foregoing discussion of the MTA does not purport to be a complete description of the MTA and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

The Purchase Money Note and the Pledge and Security Agreement

The Company provided seller financing to the Buyer in connection with the Disposition. The financing is evidenced by the MTA Note, which is secured under the Pledge Agreement by a pledge of all of the equity interests in the Buyer. The original principal amount of the MTA Note is $57 million. Certain purchase price adjustments are to be made post-closing to reflect the final agreed value of certain items which were estimated at the time of closing. These adjustments are not expected to be material and will be settled in cash. The MTA Note has a term of seven years and is prepayable at any time. The MTA Note bears interest at the rate of 5% per annum, payable quarterly in arrears. During the first two years of the MTA Note, only interest is payable. Thereafter, the MTA Note will amortize in 20 equal quarterly payments of $2.85 million beginning on March 31, 2020. The MTA Note limits the ability of the Buyer to incur additional debt for borrowed money other than the MGM Notes described below under “MGM PSA and Woodside Agreement” (the “MGM Notes”) and certain obligation assumed by the Buyer from the Company as of the closing date (the “Assumed Note”). During the term of the MTA Note, the Buyer must maintain: (i) a tangible net worth coverage ratio not less than 3.5 times of the aggregate amount of the original principal amount of each of the MTA Note, the MGM Notes and the Assumed Note, (ii) not less than 1.5 to 1.0 debt service coverage ratio, in respect of the obligation of the Buyer and its subsidiaries on all debt for borrowed money, capital leases and unreimbursed drawings under any letters of credit, which will include the MTA Note and the MGM Notes (such obligations collectively, the “Funded Debt”), (iii) not less than 1.5 to 1.0 interest coverage ratio, inclusive of Buyer’s obligation on all Funded Debt and (iv) a ratio of Funded Debt to consolidated tangible net assets not in excess of 50% (collectively, the “Financial Covenants”). Upon an event of default, the MTA Note is subject to acceleration and the interest rate increases to 9%. The Buyer is entitled to a cure period for certain defaults before the Company may take action to accelerate or otherwise enforce the MTA Note. Unlike the Buyer’s other covenants, failure to meet the Financial Covenants is not an event of default. Instead, after two consecutive quarters of non-compliance and until compliance is restored, the Buyer and its subsidiaries would be restricted in their ability to distribute cash or assets or to make loans to any affiliate of Hunt and the interest rate would increase to the 9% default rate. Upon the occurrence and during the continuation of an event of default, the Company may exercise remedies under the Pledge Agreement.

The foregoing discussion of the MTA Note and the Pledge Agreement does not purport to be a complete description of the MTA Note or Pledge Agreement and is qualified in its entirety by reference to Exhibits 10.2 and 10.3, respectively, which are incorporated herein by reference.

The Management Agreement

The Management Agreement provides the terms under which the Company will be externally managed by Hunt Investment Management, LLC (the “Manager”), an affiliate of Hunt Companies, Inc. The initial term of the Management Agreement is until December 31, 2022. The Agreement is subject to automatic renewal for additional two-year periods, subject to certain termination provisions. As noted above, the Manager has hired all of the Company’s employees and, under the Management Agreement, the Manager will provide the personnel necessary to operate the Company, including a Chief Executive Officer (“CEO”) and a Chief Financial Officer (“CFO”). The Company is obligated to pay or reimburse the Manager for all other costs of the Company’s operations, including certain general and administrative costs and professional fees incurred by the Manager for work on behalf of the Company.

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The Management Agreement also provides for the Manager to receive reimbursements for costs associated with (i) an allocable share of the costs of non-investment personnel of the Manager who spend all or a portion of their time managing Company’s operations and reporting as a public company (based on their time spent on such matters) and (ii) the costs associated with the CEO and CFO. Such reimbursement is, however, subject to a cap of $2.5 million through 2019 and $3.5 million thereafter, until the Company’s GAAP common shareholders’ equity exceeds $500 million. After the Company’s GAAP common shareholders’ equity exceeds $500 million, the Company will continue to reimburse the Manager for costs associated with non-investment personnel and the CFO and such reimbursement will no longer be subject to a cap, but the cost of providing the Company with a CEO will become an expense of the Manager. The Manager is also entitled to receive and retain the administrative expense reimbursements to which the Company’s Energy Capital business was previously entitled under the terms of the management agreements of its renewable energy lending ventures.

The Manager will be paid a quarterly management fee in an amount equal to 0.50% of the Company’s first $500 million of GAAP common shareholders’ equity allocable to common shareholders, subject to certain adjustments, and 0.25% of the Company’s GAAP common shareholders’ equity in excess of $500 million, as adjusted. Specifically, the GAAP common shareholders’ equity upon which the quarterly management fee is paid will be adjusted to remove the impact of certain non-cash items, including any future accretion associated with the Company’s deferred tax assets. The Manager will also be eligible to receive an annual incentive management fee equal to 20% of the amount by which the year-over-year change in diluted GAAP common shareholders’ equity per share allocable to common shareholders for any given calendar year exceeds 7% of the diluted GAAP common shareholders’ equity per share for the prior calendar year, as adjusted for the deferred tax asset and any dividend distributions. Any gain recognized by the Company in connection with the transactions with Hunt and MGM will be deemed to have occurred in calendar year 2017 for purposes of calculating the incentive management fee on an ongoing basis.

Each of the Company and the Manager may, upon advance written notice, terminate the Management Agreement without cause effective at the end of the initial term or any renewal term. If the Company terminates the Management Agreement without cause or the Manager terminates for cause, the Company is required to pay a termination fee to the Manager equal to three times the sum of the average annual base and incentive management fees, plus one times the sum of the average Energy Capital business expense reimbursements and the employee cost reimbursement expense, in each case, during the prior two-year period. The Company may also terminate the Management Agreement for cause, including in the event of a payment default under the MTA Note which causes the MTA Note to become immediately due and payable. No termination fee is payable upon a termination by the Company for cause or upon a termination by the Manager without cause.

The foregoing discussion of the Management Agreement does not purport to be a complete description of the Management Agreement and is qualified in its entirety by reference to Exhibit 10.4, which is incorporated herein by reference.

Employee Matters

All employees of the Company, including its executive officers, became employees of the Hunt and Hunt began managing the Company pursuant to the Management Agreement as of the Effective Date. Hunt also assumed the remaining term of the Company’s employment agreements. As a result, Michael Falcone, the Company’s CEO, Gary Mentesana, the Company’s Executive Vice President, and David Bjarnason, the Company’s Executive Vice President and CFO, may continue to serve as the CEO, Executive Vice President and CFO of the Company, respectively, until the expiration of their current employment agreements on December 31, 2018, December 31, 2018 and August 2, 2018, respectively. The Company is restricted from re-hiring its former employees following termination of the Management Agreement, except if a termination fee has been paid, the Company may re-hire the persons serving as CEO, CFO and Chief Operating Officer.

MGM PSA and Woodside Agreement

Pursuant to the MGM PSA, the Company will acquire the MGM LIHTC business upon the satisfaction of certain conditions precedent, including the receipt of all required consents and an unqualified December 31, 2017 audit opinion of MGM. The purchase price under the MGM PSA is $15.8 million, of which $5 million is payable in cash and $10.8 million is payable in the form of one or more promissory notes representing seller financing. The Woodside Agreement provides for the Company to purchase ancillary LIHTC assets owned by an affiliate of MGM consisting of a general partnership interest in, and a note receivable from, a LIHTC project partnership. The purchase price for the Woodside assets is $4.5 million and is payable by an additional promissory note representing seller financing.

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In the event that Hunt elects to exercise its right to take assignment of the MGM Agreements and Hunt closes on the MGM Agreements, Hunt will pay MGM the entire purchase price in the form of promissory notes (collectively, the “MGM Note”) representing seller financing. The Company will then immediately acquire $10 million of the MGM Note from the MGM principals in exchange for a cash payment of $5 million and a promissory note from the Company in the amount of $5 million. The MGM PSA contemplates that the Company would then either hold such note or tender it to Hunt in exchange for a $10 million increase in the outstanding principal amount of the MTA Note.

If closing under the MGM Agreements does not occur by September 30, 2019, the MGM Agreements terminate and the Company’s original option to acquire the MGM LIHTC business will be reinstated with the Company as the optionee through September 30, 2024. If the Company exercises the option, the Company may designate Hunt as the party to whom the membership interests in MGM are conveyed.

The foregoing discussion of the MGM PSA and the Woodside Agreement does not purport to be a complete description of the MGM PSA or Woodside Agreement and is qualified in its entirety by reference to Exhibits 10.5 and 10.6, respectively, which are incorporated herein by reference.

Operating Agreement of Renewable Energy Lending, LLC

Effective upon the Effective Date, the Company, through its wholly-owned subsidiary, MMA Energy Capital, LLC (“MEC”), entered into a First Amendment (the “First Amendment”) to Limited Liability Company Operating Agreement of Renewable Energy Lending, LLC (“REL”) between MEC and Renewable Developer Holdings, LLC. The First Amendment amended REL’s operating agreement to reflect the Manager as the manager of REL in place of MEC. Notwithstanding the change in the manager of REL, MEC retains its ownership interest in REL.

The foregoing discussion of the REL Agreement does not purport to be a complete description of the REL Agreement and is qualified in its entirety by reference to Exhibit 10.7, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Disposition is incorporated herein by reference. In accordance with Item 2.01 of Form 8-K and Article 11 of Regulation S-X, the Buyer has compiled pro forma financial information giving effect to the Disposition, which is filed herewith as Exhibit 99.1.

Immediately after the Disposition, the Company’s continuing operations will consist primarily of: (i) investments in bonds and other debt obligations that finance affordable housing and infrastructure in the U.S.; (ii) its equity investment in REL; (iii) its equity investment in Solar Development Lending, LLC; (iv) its equity investments in the entities which own the real estate properties known as Spanish Fort and Russell 150; (v) certain loan receivables; (vi) derivative financial instruments that are used to hedge interest and foreign currency exchange risks of the Company; (vii) the MTA Note; and (viii) other assets and liabilities, including certain LIHTC assets and the Company’s subordinated debt. In addition, with the externalization of the management of the Company to Hunt, much of the Company’s employee related overhead will be replaced with a quarterly management fee and the renewable energy business expense reimbursements as described above. The Company has incorporated the estimated overhead costs in the pro forma financial information filed herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the MTA, Hunt agreed to acquire 250,000 of the Company’s common shares in two new issuances of 125,000 common shares, such issuances to be settled at an average price of $33.50 per share. The first purchase is required to occur within 60 days of the Effective Date at a fixed price of $33.00 per share (the “First Share Purchase”). The remaining 125,000 common shares are required to be purchased within six months of the Effective Date at a fixed price of $34.00 per share (the “Second Share Purchase”). Hunt has the right to accelerate the First Share Purchase and the Second Share Purchase at its option. The share purchases will generate aggregate proceeds of $8,375,000 for the Company and, following the purchases, Hunt will own approximately 4.3% of the Company’s common shares. Hunt will receive certain registration rights with respect to the common shares; however, the common shares will initially be issued in a private transaction in reliance upon one or more exemptions under the Securities Act of 1933, as amended, and Hunt will be subject to certain limitations under Rule 144 until such time as the common shares are subsequently registered with the United States Securities and Exchange Commission. The right of Hunt to appoint a director to the Company’s Board is contingent upon the completion of the aforementioned common share purchases.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Hunt Agreements, the Board of the Company decided to increase the size of the Board by one seat, creating a new Class II vacancy. The Board has granted observer status to Mr. Hunt and intends, upon the completion of the Second Share Purchase, to nominate Mr. Hunt to fill the vacancy in Class II. As a Class II director, Mr. Hunt would stand for election by the Company’s shareholders at the Company's 2020 annual meeting. Further, in order to balance the number of directors in each class, the Board has reclassified Mr. Michael Falcone from Class I (due for election in 2019) to Class III (due for election in 2018).

Mr. Hunt, 47, currently serves as the CEO and President of Hunt Companies, Inc. and has been a member of the Hunt Companies, Inc. Board of Directors since 2001. In addition, he serves as CEO and is on the Board of Directors of various subsidiaries and affiliates of Hunt Companies, Inc. Mr. Hunt also oversees Hunt's private market real estate development and acquisition activities, which includes market rate residential properties and mixed-use retail developments. Mr. Hunt is responsible for establishing relationships with development and financial partners.

Mr. Hunt began his career at Hunt in 1993 as a Project Developer for Hunt's construction division, was later appointed Vice President, Executive Vice President and subsequently President.

Mr. Hunt received a B.A. in Economics and an MBA from the University of Texas, Austin.

Mr. Hunt’s qualifications to serve as a director include his extensive experience in real estate, real estate finance and corporate governance and management.

Michael L. Falcone, the Company's CEO, David Bjarnason, the Company's Executive Vice President and CFO, and Gary A. Mentesana, the Company's Executive Vice President, have entered into agreements with the Company whereby they have agreed (i) to use one-third of their bonuses for 2017 (payable in 2018) to acquire shares of the Company and (ii) to retain all of their shareholdings (including their option shares on an as-converted basis) until the end of their current respective employment agreements (subject to downward adjustment solely to take into account any "cashless exercise" of their existing options) and thereafter to retain a portion of their shares equal to five times, three times and three times their base salaries, respectively, throughout their term of their employment agreements.

Hunt assumed the remaining term of the employment agreements of Messrs. Falcone, Bjarnason and Mentesana, with certain amendments executed to reflect the fact that these individuals became Hunt employees.

The foregoing discussion of the employment and share purchase and retention agreements for the reporting officers does not purport to be a complete description of the agreement and is qualified in its entirety by reference to Exhibits 10.8 through 10.13, which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company has posted to its website an investor presentation to reflect the impact of the transaction on the Company’s operations, as reflected in Exhibit 99.2 furnished herewith. In addition, the Company will recognize an estimated increase in GAAP common shareholders’ equity of approximately $32 million in connection with the settlement of the Disposition, and estimates that it would recognize an additional $14 million increase in GAAP common shareholders’ equity should Hunt decide to take an assignment of the MGM Agreements and, subject to the terms of the MGM Agreements, consummate the acquisition of the MGM LIHTC business. Additionally, the Company estimates that it will recognize a $9 million increase in GAAP common shareholders’ equity on January 1, 2018 in connection with its adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), the transitional impact of which was primarily attributable to contracts of the Company’s conveyed LIHTC business.

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Exhibit 99.1 sets forth pro forma financial information with respect to this transaction.

Fairness Opinion

In considering the transaction with Hunt and MGM, the Board engaged, with the aid of financial and legal advisors, in a thorough review of the proposed transaction, including market conditions and alternative options.  The Board also received an opinion from Robert A. Stanger & Co., Inc. (“Stanger”) as to the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the transaction. Stanger concluded that the consideration received by the Company in the transaction is fair to the Company.

Item 8.01	Other Items.

Share Acquisition Matters.

In order to facilitate the acquisition of shares by Hunt as described in Item 3.02 while at the same time preserving the Company's net operating losses, the Board of the Company agreed to waive the 4.9% share acquisition limit set forth in the Tax Benefit Rights Agreement (“NOL Rights Plan”) adopted by the Company on May 5, 2015 with respect to Hunt and has authorized Hunt to acquire shares on the open market not to exceed 9.9% of shares outstanding, inclusive of the share issuance described in Item 3.02, on a rolling twelve-month basis, without requiring additional consent from the Board (the “Acquisition Limit”). Specifically, Hunt will be defined as an “Exempted Person” under the NOL Rights Plan for purchases within the Acquisition Limit. In addition, the MTA provides that should Hunt eventually achieve 20% or greater ownership of the outstanding common shares of the Company, it will be provided an opportunity to elect a second member to the Board. Lastly, the Board has exercised its authority under the Company's Amended and Restated Operating Agreement (the “Operating Agreement”) to permit Hunt to become an Interested Person under Article 12 of the Operating Agreement and has determined not to exercise its authority to redeem any Controlled Company Interests acquired by Hunt under Article 13 of the Operating Agreement as long as the Hunt abides by the Acquisition Limit. The Company does not believe that the foregoing determinations pose any material risk to its net operating loss carryforward assets as a result of the ownership changes created by the Hunt Agreements.

Item 9.01	Financial Statements and Exhibits

10.1	Master Transaction Agreement by and between the Company and Hunt Companies, Inc.
10.2	Purchase Money Note by and between Hunt FS Holdings II, LLC and the Company
10.3	Pledge and Security Agreement by and between Hunt FS Holdings, LLC and the Company
10.4	Management Agreement by and between the Company and Hunt Investment Management, LLC
10.5	Purchase and Sale Agreement by and among the Company and the MGM Principals
10.6	Woodside Transfer Agreement by and between the Company and MG Woodside, LLC
10.7	First Amendment to the Renewable Energy Lending, LLC Operating Agreement
10.8	First Amendment to the Employment Agreement of Michael L. Falcone
10.9	First Amendment to the Employment Agreement of David C. Bjarnason
10.10	First Amendment to the Employment Agreement of Gary A. Mentesana
10.11	Agreement Regarding Share Acquisition and Retention of Michael L. Falcone
10.12	Agreement Regarding Share Acquisition and Retention of David C. Bjarnason
10.13	Agreement Regarding Share Acquisition and Retention of Gary A. Mentesana
99.1	Pro Forma Financial Disclosures for the Company
99.2	Investor Presentation of the Company, dated January 8, 2018
99.3	Press release dated January 8, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

January 8, 2018	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

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